CUSTODY AGREEMENT

     AGREEMENT made as of the 6th day of March 1997, by and between Third Avenue Trust (the "Trust"), on behalf of the Third Avenue Value Fund series of the Trust (hereinafter called the "Fund") and NORTH AMERICAN TRUST COMPANY, a state chartered trust company existing under the laws of California (hereinafter called the "Custodian").

                                   WITNESSETH

     WHEREAS, the Fund desires that its securities and funds shall be hereafter held and administered by the Custodian pursuant to the terms of this agreement:

     WHEREAS, pursuant to a separate agreement, FPS Services Inc.("FPS"), a FinDaTex, Inc. company, will perform the duties of Transfer-Agent, Accounting Services Agent, and Dividend Disbursing Agent.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Fund and the Custodian agree as follows:

SECTION 1.  Definitions
     Securities: The word securities as used herein includes units of limited partnership interest, stocks, shares, bonds, debentures, bills, notes, mortgages, certificates of deposit, bank time deposits, bankers' acceptances, commercial paper, scrip, warrants, participation certificates, choses in action, evidences of indebtedness or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, or subscribe for the same, or evidencing or representing any other rights or interests therein, or any other property or assets of any kind.
     Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, telegram, telecopy or other mechanical or documentary means lacking original signature, by an officer or employee of the Fund or an employee of FPS in its capacity as Transfer Agent, Accounting Services Agent, and Dividend Disbursing Agent, authorized by a resolution of the Board of Trustees of the Fund to give Oral Instructions on behalf of the Fund.
     Written Instructions: The term Written Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian containing original signatures or a copy of such document transmitted by telecopy including transmission of such signature, reasonably believed by the Custodian to be the signature of officers or employee of the Fund or an employee of FPS in its capacity as Transfer Agent, Accounting Services Agent, and Dividend Disbursing Agent, authorized by a resolution of the Board of Trustees of the Fund to give written instructions on behalf of the Fund.
     Securities Depository: The term Securities Depository shall mean a system for the central handling of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of securities.
     Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the Treasury of the United States of America and federal agencies of the United States of America which are maintained in the book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O and the term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in accordance with the aforesaid Circular and regulations.

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SECTION 2.
     The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing execution of Written Instructions and the number of signatories required, together with certified signatures of the officers and other signatories authorized to sign, which shall constitute conclusive evidence of the authority of the officers and other signatories designated therein to act, and shall be considered in full force and effect with the Custodian fully protected in acting in reliance thereon until it receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Written Instructions. If the certifying officer is authorized to sign Written Instructions, the certification shall also be signed by a second officer of the Fund. The Fund also agrees that Custodian may rely on Written Instructions received from FPS as Agent for the Fund acting in its capacity as Transfer Agent, Accounting Service Agent or Dividend Disbursing Agent, if those Written Instructions are given by persons having such authority pursuant to resolutions of the Boards of Trustees of the Fund.
     The Fund shall from time to time file with the Custodian a certified copy of each resolution of its Board of Trustees authorizing the transmittal of Oral Instructions and specifying the person or persons authorized to give Oral Instructions in accordance with this Agreement. The Fund agrees that Custodian may rely on Oral Instructions received from FPS as Agent for the Fund acting in its capacity as Transfer Agent, Accounting Service Agent or Dividend Disbursing Agent, if those instructions are given by persons having such authority pursuant to resolutions adopted by the Boards of Trustees of the Fund. Any resolution so filed with the Custodian shall be considered in full force and effect and the Custodian shall be fully protected in acting in reliance thereon until it actually receives a new certified copy of a resolution adding or deleting a person or persons with authority to give Oral Instructions. If the certifying officer is authorized to give Oral Instructions, the certification shall also be signed by a second officer of the Fund.

SECTION 3.  Receipt and Disbursement of Funds
     A. The Custodian shall open and maintain a separate account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian shall hold in such account or accounts, subject to the provisions hereof, all funds received by it from or for the account of the Fund. The Fund will deliver or cause to be delivered to the Custodian all funds owned by the Fund, including cash received for the issuance of its shares during the period of this Agreement. The Custodian shall make payments of funds to, or for the account of, the Fund from such funds only: (a) for the purchase of securities for the portfolio of the Fund (i) upon the delivery of such securities to the Custodian (or to any bank, banking firm or trust company doing business in the United States and designated by the Custodian as its sub-custodian or agent for this purpose), registered (if registerable) in the name of Fund or of the nominee of the Custodian referred to in Section 8 or in proper form for transfer, or (ii) in the case of repurchase agreements entered into between the Fund and a bank, upon delivery of the receipt evidencing purchase by the Fund of securities owned by the bank along with written evidence of the Agreement by the bank to repurchase such securities from the Fund; (b) for the repurchase or redemption of shares of the Fund upon written advice thereof to the Custodian from the Fund's Transfer Agent, in the amount specified in such advice; (c) for the payment of interest, dividends, taxes, management or supervisory fees, or operating expenses (including, without limitation thereto, trustees' fees and expenses, and fees for legal, accounting and auditing services); (d) for payments in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to

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the Custodian; (e) for the payment to any bank of interest on or any portion of the Fund of any loan made by such bank to the Fund; (f) for the payment to any person, firm or corporation who has borrowed the Fund's portfolio securities the amount deposited with the Custodian as collateral for such borrowing upon the delivery of such securities to the Custodian, registered (if registerable) in the name of the Fund or of the nominee of the Custodian referred to in Section 8 or in proper form for transfer or (g) for other proper purposes of the Fund. Before making any such payment the Custodian shall receive (and may rely upon) Oral Instructions or Written Instructions directing such payment and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d),
(e) or (f) of this subsection A. In respect of item (g), the Custodian will take such action only upon receipt of instructions and a certified copy of a resolution of the Board of Trustees of the Fund, and certified by the Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose of the Fund, and naming the person or persons to whom such payment is to be made. In respect of item (f), the Custodian shall make payment to the borrower of securities loaned by the Fund of part of the collateral deposited with the Custodian upon receipt of instructions stating that the market value of the securities loaned has declined and specifying the amount to be paid by the Custodian without receipt or return of any of the securities loaned by the Fund. In respect of item (a), in the case of repurchase agreements entered into with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to receipt of the safekeeping receipt and repurchase agreement, provided that such documents are received prior to the close of business on the same day.
     B. Notwithstanding anything herein to the contrary, the Custodian may at any time or times, appoint (and may at any time remove) any other bank or trust company as its sub-custodian or agent to carry out such of the provisions of Subsection A of this Section 3 as instructions from Custodian may from time to time request; provided, however, that the appointment of such sub-custodian or agent shall not relieve the Custodian of any of its responsibilities hereunder; and provided, further, that the instructions will not request the appointment of any bank or trust company as sub-custodian unless it meets the requirements of
Section 26 of the Investment Company Act of 1940 as amended (the "Investment Company Act".)
     C. The Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund.

SECTION 4.  Receipt of Securities
     A. The Custodian shall hold in a separate account, and physically segregated at all times from those of any other persons, firms, corporations or trusts, pursuant to the provisions hereof, all securities received by it from or for the account of the Fund, and the Fund will deliver or cause to be delivered to the Custodian all securities owned by the Fund. All such securities are to be held or disposed of by the Custodian for, and subject at all times to the instructions pursuant to the terms of this Agreement. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities and investments, except pursuant to instructions and only for the account of the Fund as set forth in Section 5 of this Agreement.
     B. Notwithstanding anything herein to the contrary, the Custodian may at any time or times, appoint (and may at any time remove) any other bank or trust company as its sub-custodian or agent to carry out such of the provisions of Subsection A of this Section 4 and of Section 5 of this Agreement, as instructions may from time to time request from the Custodian; provided; however, that the appointment of such sub-custodian or

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agent shall not relieve the Custodian of any of its responsibilities hereunder, and provided, further, that instructions will not request the appointment of any bank or trust company as sub-custodian unless it meets the requirements of
Section 26 of the Investment Company Act.

SECTION 5.  Transfer, Exchange, Redelivery, etc. of Securities
     The Custodian shall have sole power to release or deliver any securities of the Fund held by it pursuant to this Agreement. The Custodian agrees to transfer, exchange or deliver securities held by it hereunder only: (a) for sales of such securities for the account of the Fund upon receipt by the Custodian of payment therefor, (b) when such securities mature or are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom,
(d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise, (e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts for temporary securities for definitive securities, (h) for the purpose of effecting a loan of the Fund's portfolio securities to any person, firm, corporation or trust upon the receipt by the Custodian of cash or cash equivalent collateral at least equal to the market value of the securities loaned, (i) to any bank for the purpose of collateralizing the obligation of the Fund to repay any monies borrowed by the Fund from such bank; provided, however, that the Custodian may at the option of such lending bank keep such collateral in its possession, subject to the rights of such bank given to it by virtue of any promissory note or agreement executed and delivered by the Fund to such bank, or (j) for other proper purposes of the Fund. As to any deliveries made by the Custodian pursuant to items (a), (b), (c), (d), (e), (f), (g) and (h), securities or funds receivable in exchange therefor shall be deliverable to the Custodian. Before making any such transfer, exchange or delivery, the Custodian shall receive (and may rely upon) instructions requesting such transfer, exchange, or delivery and stating that it is for a purpose permitted under the terms of items (a), (b),
(c), (d), (e), (f), (g), (h) or (i) of this Section 5, and, in respect of item
(j), upon receipt of instructions of person or persons authorized by the Board of Trustees of the Fund, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose of the Fund, and naming the person or persons to whom delivery of such securities shall be made. In respect of item (h), the instructions shall state the market value of the securities to be loaned and the corresponding amount of collateral to be deposited with the Custodian; thereafter, upon receipt of instructions stating that the market value of the securities loaned has increased and specifying the amount of increase, the Custodian shall collect from the borrower additional cash collateral in such amount.

SECTION 6. Federal Reserve Book-Entry System
     Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that the Custodian is authorized in the performance of its duties hereunder to deposit in the book-entry deposit system operated by the Federal Reserve Bank (the "System"), United States government, instrumentality and agency securities and any other securities deposited in the System ("Securities") and to use the facilities of the System, as permitted by Rule 17f-4 under the Investment Company Act of 1940, in accordance with the following terms and provisions:
     (a) The Custodian may keep securities of the Fund in the System provided that such Securities are represented in an account ("Account") of the Custodian's in the System which shall not include any assets of the Custodian other than assets held in a fiduciary or custodian capacity.
     (b) The records of the Custodian with respect to the Fund's participation in the System through the Custodian shall identify by book entry securities belonging to the Fund which are included with other securities deposited in the Account and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission.
     (c) The Custodian shall pay for securities purchased for the account of the Fund upon: (i) receipt of advice from the System that such securities have been transferred to the Account and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon: (i) receipt of advice from the System that payment for such securities has been transferred to the Account and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. The Custodian shall send the Fund a confirmation of any transfers to or from the account of the Fund.
     (d) The Custodian will provide the Fund with any report obtained by the Custodian on the System's account system, internal accounting control and procedures for safeguarding securities deposited in the System. The Custodian will provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities including securities deposited in the System relating to the services provided by the Custodian under this Agreement; such reports shall detail material inadequacies disclosed by such examination, and, if there are no such inadequacies, shall so state, and shall be of such scope and in such detail as the Fund may reasonably require and shall be of sufficient scope to provide reasonable assurance that any material inadequacies would be disclosed.

SECTION 6A.  Use of Clearing Facilities

     Notwithstanding any other provisions of the Agreement, the Custodian may, in connection with transactions in portfolio securities by the Fund, use the facilities of the Depository Trust Company ("DTC"), and the Participants Trust Company ("PTC"), as permitted by Rule 17f-4 under the Investment Company Act, in accordance with the following terms and provisions:
     (a) DTC and PTC may be used to receive and hold eligible securities owned by the Fund; (b) payment for securities purchased may be made through the clearing medium employed by DTC and PTC for transactions of participants' action through them; (c) securities of the Fund deposited in DTC and PTC will at all times be segregated from any assets and cash controlled by the Custodian in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. Subject to the provisions of the Agreement with regard to "Officers' Certificates," the Custodian will pay out money only upon receipt of securities or notification thereof and will deliver securities only upon the receipt of money or notification thereof; (d) all books and records maintained by the Custodian which relate to the Fund's participation in DTC and PTC shall identify by book entry securities belonging to the Fund which are deposited in DTC and PTC and shall at all times during the Custodian's regular business hours be open to inspection by the Fund's duly authorized officers, employees, agents and auditors, and the Fund will be furnished with all the information in respect of the services rendered to it as it may require; (e) the Custodian will make available to the Fund copies of any internal control reports concerning DTC and PTC to it by either internal or external auditors within ten days after receipt of such a report by the Custodian; and (f) confirmations of transactions using the facilities of DTC and PTC shall be provided as set forth in Rule 17f-4.

SECTION 7. Custodian's Acts Without Instructions
     Unless and until the Custodian receives Oral or Written Instructions to the contrary, the Custodian shall:
     (a) Present for payment all coupons and other income items held by it for the account of the Fund which call for payment upon presentation and hold the funds received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Fund, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; (d) execute as agent on behalf of the Fund all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so; (e) transmit promptly to the Fund all reports, notices and other written information received by the Custodian from or concerning issuers of the Fund's portfolio securities; and (f) collect from the borrower the securities loaned and delivered by the Custodian pursuant to item (h) of Section 5 hereof, any interest or cash dividends paid on such securities, and all stock dividends, rights and similar securities issued with respect to any such loaned securities.
     With respect to securities of foreign issue, it is expected that the Custodian will use its best efforts to effect collection of dividends, interest and other income, and to notify the Fund of any call for redemption, offer of exchange, right of subscription, reorganization, or other proceedings affecting such securities, or any default in payments due thereon. It is understood, however, that the Custodian shall be under no responsibility for any failure or delay in effecting such collections or giving such notice with respect to securities of foreign issue, regardless of whether or not the relevant information is published in any financial service available to it unless such failure or delay is due to its negligence; however, this sentence shall not be construed as creating any such responsibility with respect to securities of non-foreign issue, other than such responsibility as may be part of the general responsibility of the Custodian as stated in this Section 7. Collections of income in foreign currency are, to the extent possible, to be converted into United States dollars unless otherwise instructed in writing, and in effecting such conversion the Custodian may use such methods or agencies as it may see fit, including the facilities of its own foreign division at customary rates. All risk and expenses incident to such collection and conversion is for the account of the Fund and the Custodian shall have no responsibility for fluctuations in exchange rates affecting any such conversion.

SECTION 8.  Registration of Securities
     Except as otherwise directed by instructions, the Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of the Custodian as defined in the Internal Revenue Code and any Regulation of the Treasury Department issued thereunder or in any provision of any subsequent Federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or Regulations or under the laws of any State. The Custodian shall use its best efforts to the end that the specific securities held by it hereunder shall be at all times identifiable in its records.

     The Fund shall from time to time furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

SECTION 9.  Voting and Other Actions
     Neither the Custodian nor any nominee of the Custodian shall vote any of the securities held hereunder by or for the account of the Fund, except in accordance with instructions. The Custodian shall execute and deliver, or cause to be executed and delivered, to the Fund all notices, proxies and proxy soliciting materials with relation to such securities (excluding any securities loaned and delivered by the Custodian pursuant to item (h) of Section 5 hereof), such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Fund), but without indicating the manner in which such proxies are to be voted.

SECTION 10.  Transfer Tax and Other Disbursements
     The Fund shall pay or reimburse the Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder and for all other necessary and proper disbursements and expenses made or incurred by the Custodian in the performance of this Agreement.
     The Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provision of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptible transfers and/or deliveries of any such securities.
SECTION 11. Concerning the Custodian
     A. The Custodian's compensation shall be set forth pursuant to an agreement between the Fund and the Custodian, exhibit A, as may be amended.
     B. The Custodian shall not be liable for any action taken in good faith upon instructions as herein defined from a person authorized by resolution of the Board of Trustees of the Fund, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.
     C. The Custodian shall not be liable for any loss or damage, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct and except that the Custodian shall be responsible for the acts of any sub-custodian or agent appointed hereunder and approved by the Board of Trustees of the Fund. At any time, the Custodian may seek advice from legal counsel for the Fund or its own counsel with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with the opinion of counsel for the Fund, or its own legal counsel; provided, however, that the Custodian may not rely upon legal counsel other than the Fund's legal counsel for any question of law which could reasonably be expected to expose the Fund to a possible loss of $20,000 or more.
     D. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:
     (a) The validity of the issue of any securities purchased by or for the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;
     (b) The legality of the issue or sale of any securities by or for the Fund, or the propriety of the amount for which the same are sold;
     (c) The legality of the issue or sale of any shares of the Fund, or the sufficiency of the amount to be received therefor;

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     (d) The legality of the redemption of any shares of the Fund, or the propriety of the amount to be paid therefore;
     (e) The legality of the declaration of any dividend or distribution by the Fund, or the legality of the issue of any shares of the Fund in payment of any dividend or distribution in shares;
     (f) The legality of the delivery of any securities held for the Fund for the purpose of collateralizing the obligation of the Fund to repay any monies borrowed by the Fund; or
     (g) The legality of the delivery of any securities held for the Fund for the purpose of lending said securities to any person, firm or corporation.
     E. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by written instructions signed in the name of the Fund by one of its executive officers, and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.
     F. The Custodian shall not be under any duty or obligation to ascertain whether any securities at any time delivered to or held by it for the account of the Fund, are such as may properly be held by the Fund under the provisions of the Trust Instrument of the Trust as amended from time to time.
     G. The Fund agrees to indemnify and hold harmless the Custodian and its nominee from all taxes, charges, expenses, assessments, claims, liabilities, and losses (including reasonable counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct. The Custodian is authorized to charge any account of the Fund for such items. In the event of any advance of funds for any purpose made by the Custodian resulting from orders or instructions, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor.
     H. In the event that, pursuant to this Agreement, instructions direct the Custodian to pay for securities on behalf of the Fund, the Fund hereby grants to the Custodian a security interest in such securities, until the Custodian has been reimbursed by the Fund in immediately available funds. The instructions designating the securities to be paid for shall be considered the requisite description and designation of the securities pledged to the Custodian for purposes of the requirements of the Uniform Commercial Code.

SECTION 12.
     The Fund shall from time to time engage in the purchase and sale of put and call options subject to the following provisions:
     a. Put and call option contracts which are purchased or sold by the Fund shall be treated as any other security owned by the Fund except as expressly set forth in this paragraph a. Written or oral instructions with respect to such purchase or sale contracts shall, insofar as applicable, also state: (a) the price at which the underlying security may be bought or sold, (b) the issuer, the title and number of the shares or Fund amounts of such security, (c) the premium to be paid, (d) the expiration date, and whether or not the transaction, if a sale, is a Closing Sale Transaction requiring delivery to the broker through whom it is made of a certificate of ownership. Written or Oral Instructions with respect to the purchase of an option contract shall also provide receipt of the certificate of ownership executed by the broker through whom the purchase was made.
     b. The Fund shall deliver Written or Oral Instructions to the Custodian promptly after the Fund sells a put or call option contract stating: (a) the name of the issuer and title and number of shares or the Fund amount of the security subject to the option, (b) the exercise price, (c) the expiration date,
(d) the premium to be received by the Fund, (e) the name of the person or broker from whom the premium is to be received, and (f) whether or not such option, if a call, is covered.
     If the option sold is a put or uncovered call, the Written or Oral Instructions shall also state either (a) the amount and kind of assets of the Fund, if any, which shall be segregated from the general assets of the Fund and shall be held by the Custodian in a segregated option account (the "Option Account"). The Custodian shall set up and maintain the Option Account as it shall be directed by Written or Oral Instructions and shall increase or decrease the assets in such Option Account only as it shall be so directed by subsequent Written or Oral Instructions.
     c. If the Custodian either (a) acts as escrow agent with respect to a covered call, or securities underlying such covered call are maintained by the Custodian with a securities depository, or (b) holds assets in the Option Account in connection with a put or uncovered call, the Custodian shall deliver or cause to be delivered such receipts as are required in accordance with the customs prevailing among dealers in such securities.
     d. If an option contract purchased or sold by the Fund expires, the Fund will deliver to the Custodian Written or Oral Instructions containing the information specified in paragraph b. above and instruct the Custodian to (a) delete such option contract from the list of holdings that the Custodian maintains for the Fund and (b) to either remove from the Option Account the assets held herein with respect to such option (which assets shall be specified in such Written or Oral Instructions), or to remove the restriction on any securities underlying a covered call, as the case may be. Upon the return and/or cancellation or expiration of any receipts issued pursuant to paragraph c. above, the Custodian shall remove such restrictions, delete the option from the list of holdings maintained by the Custodian, and transfer such assets to the general account maintained by the Custodian for the benefit of the Fund. Collateral delivered by the broker with whom it was previously deposited pursuant to paragraph b. above shall, if identical to the collateral specified in the receipt previously issued by such broker be accepted by the Custodian and held in the general account maintained by the Custodian for the benefit of the Fund. The Custodian shall accept delivery of collateral not specified in such a receipt only upon receipt of Written or Oral Instructions.
     e. If a call option written by the Fund is exercised, the Fund shall promptly furnish the Custodian with Written or Oral Instructions stating: (a) that the Custodian shall deliver the underlying securities, (b) the name of the issuer and title and number of shares or the Fund amount of the security subject to the option, (c) the person to whom the underlying securities are to be delivered, (d) the amount to be received by the Custodian to hold for the Fund upon such delivery, and (e) the assets, if any, to be removed from the Option Account. If a put option sold by the Fund is exercised, the Fund shall promptly furnish the Custodian with Written or Oral Instructions stating: (a) that the Custodian shall make payment for the securities subject to the put, (b) the name of the issuer and title and number of shares or the principal amount of the security subject to the option, (c) the name of the person to whom payment will be made against receipt of such security, (d) the amount of such payment, and

(e) the assets, if any, to be removed from the Option Account. Assets of the Fund freed of restrictions imposed by reason of an option shall be held by the Custodian in accordance with this Agreement.
     f. In the event the Fund purchases an option identical to previously written by the Fund in a "Closing Purchase Transaction" in order to liquidate its position as a seller of a call option, the Fund will deliver to the Custodian Written or Oral Instructions stating: (a) the name of the issuer and title and number of shares or the Fund amount of the security subject to the option, (b) the exercise price, (c) the premium to be paid by the Fund, (d) the expiration date, and (e) the name of the person to whom the premium is to be paid. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipts issued pursuant to paragraph c. above, the Custodian shall (1) either remove from the Option Account the assets held therein or remove the previously imposed restrictions on the securities underlying the option that is liquidated by reason of the Closing Purchase Transaction, (2) delete such option from the list of holding maintained by the Fund, and (3) transfer such securities or assets to the general account maintained by the Custodian for the benefit of the Fund.
     g. If the Fund exercises an option contract held by the Custodian, the Fund shall deliver to the Custodian at least 24 hours before the last day on which such option contract may be exercised Written or Oral Instructions which contain the information required under paragraph a. above and which instruct the Custodian (i) in the case of a put, to deliver the securities subject to the put to the broker specified in the Written or Oral Instructions against receipt of the exercise price, and (ii) in the case of a call, to make payment of the exercise price to the broker specified in the Written or Oral Instructions against receipt of the securities subject to the call.
     h. The Custodian shall have no responsibility for the legality of any put or call option contract written by the Fund, the propriety of any such purchase or sale, and the adequacy of any collateral delivered to a broker in connection with an option or held in the Option Account. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation (i) to periodically check or notify the Fund that the amount of assets held in the Option Account is sufficient to protect such broker or the Fund against any loss, or (ii) to advise the Fund that any option it holds is about to expire. Such duties or obligations shall be the sole responsibility of the Fund.

SECTION 13. Reports by the Custodian
     A. The Custodian shall furnish the Fund daily with a statement summarizing all transactions and entries for the account of the Fund. The Custodian shall furnish the Fund at the end of every month with a list of the portfolio securities held by it as Custodian for the Fund, adjusted for all commitments confirmed by instructions as of such time. The books and records of the Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of the Fund, its independent accountants and officers of its investment advisors.
     B. The Custodian will maintain such books and records relating to transactions effected by it as are required by the Investment Company Act, and any rule or regulation thereunder; or by any other applicable provision of the law to be maintained by the Fund or its Custodian, with respect to such transactions, and preserving or causing to be preserved, any such books and records for such periods as may be required by any such rule or regulation.

SECTION 14. Termination or Assignment
     This agreement may be terminated by the Fund, or by the Custodian, on sixty
(60) days' notice, given in writing and sent by registered mail to the Custodian, or to the Fund, as the case may be, at the address hereinafter set forth. Upon any termination of this Agreement, pending appointment of a successor to the Custodian or a vote of the shareholders of the Fund to dissolve or to function without a Custodian of its funds, securities and other property, the Custodian shall not deliver funds, securities or other property of the Fund to the Fund, but may deliver them to a bank or trust company of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than ten million dollars ($10,000,000) as a Custodian for the Fund to be held under terms similar to those of this Agreement; provided, however, that the Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Fund of all liabilities constituting a charge against the Custodian, and until full payment shall have been made to the Custodian of all its fees, compensations, costs and expenses, subject to the provisions of Section II of this Agreement.

SECTION 15. Miscellaneous
     A. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its office at 525 B Street, 16th Floor, San Diego, California 92101, or at such other place as the Custodian may from time to time designate in writing.
     B. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at the office of FPS in its capacity as the Fund's Transfer Agent, Accounting Services Agent, and Dividend Disbursing Agent at 3200 Horizon Dr. P.O. Box 61503, King of Prussia, Pennsylvania 19406-0903, with a copy thereof mailed or delivered to the President of the Fund at 767 Third Avenue, New York, New York 10017, or at such other place as the Fund may from time to time designate in writing.
     C. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized or approved by a resolution of the Board of Trustees of the Fund.
     D. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of its Board of Trustees.
     E. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute but one instrument.
     F. This Agreement and the rights and obligations of the Fund and the Custodian hereunder shall be construed and interpreted in accordance with the laws of the State of California.
     G. The Custodian agrees that the Fund's obligations hereunder shall be limited to the Fund, and that the Custodian shall not seek satisfaction of any such obligation from the Trust or any other series of the Trust, the shareholders of the Fund nor from any director, officer, employee, or agent of the Trust or the Fund.
     IN WITNESS WHEREOF, the Fund and the Custodian have caused this Agreement to be signed and witnessed by duly authorized persons as of the date first written above.

     Executed in several counterparts, each of which is an original

NORTH AMERICAN TRUST COMPANY

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                                   By---------------------------
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THIRD AVENUE TRUST ON BEHALF OF THE THIRD AVENUE VALUE FUND SERIES

Attest:---------------------       By---------------------------
                                   Title------------------------
                                   By---------------------------
                                   Title------------------------